UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2009

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, on May 8, 2009, The PMI Group, Inc. ("TPG") entered into Amendment Agreement No. 6 with the lenders under TPG’s existing revolving credit facility, pursuant to which an Amended and Restated Credit Agreement (the "Amended Agreement") would replace TPG’s existing credit facility in its entirety upon the satisfaction of certain conditions precedent.

On May 29, 2009, the conditions precedent to effectiveness of the Amended Agreement were satisfied and the Amended Agreement became effective as of such date. As previously disclosed, the Amended Agreement eliminates certain financial covenants and events of default currently contained in the facility, including the elimination of the maximum debt to total capitalization percentage, the maximum risk to capital ratio, and the financial strength ratings event of default. The Amended Agreement also revises the minimum Adjusted Consolidated Net Worth (as defined in the facility) requirement to at least $1.2 billion through June 30, 2009, at least $700 million from July 1, 2009 through December 31, 2009, and at least $500 million from January 1, 2010 through the maturity date of the facility of October 24, 2011. On May 29, 2009, TPG issued a press release announcing the effectiveness of the Amended Agreement, which is filed as Exhibit 99.1 hereto and is incorporated by reference in this Current Report on Form 8-K.

In connection with the Amended Agreement, on May 29, 2009, the Shared Collateral Pledge Agreement, dated as of April 24, 2008, between TPG and U.S. Bank National Association as collateral agent (the "Collateral Agent"), pursuant to which TPG granted a security interest in the stock of PMI Mortgage Insurance Co ("PMI") in favor of the Collateral Agent for the equal and ratable benefit of the lenders under TPG’s credit facility and the noteholders under certain of TPG’s senior notes, was terminated and the security interest in the stock of PMI was released.

Thereafter, PMI and TPG entered into a Note Purchase Agreement, dated as of May 29, 2009 (the "Note Purchase Agreement"), pursuant to which TPG purchased the contingent note (as amended on and prior to such date, the "QBE Note") that PMI received in connection with the sale of PMI Mortgage Insurance Australia (Holdings) Pty Limited ("PMI Australia") to QBE Holdings (AAP) Pty Limited. Pursuant to the Note Purchase Agreement, TPG made an initial payment to PMI of $75 million and agreed to make an additional contingent payment, in an amount to be determined based on the value of the QBE note at redemption or on the net proceeds received by TPG upon a sale of the QBE Note prior to redemption, in each case within ten days of TPG’s receipt of such proceeds.

Upon the completion of the sale of the QBE Note to TPG from PMI, TPG and Bank of America, N.A., in its capacity as administrative agent under the credit facility (the "Administrative Agent"), entered into a Pledge and Security Agreement, dated as of May 29, 2009, pursuant to which TPG granted a security interest in the QBE Note in favor of the Administrative Agent, for the benefit of the lenders under the credit facility.

In connection with the effectiveness of the Amended Agreement, on May 29, 2009, TPG prepaid its credit facility in an amount sufficient to reduce its outstanding borrowings thereunder to $125 million.

The foregoing description is qualified in its entirety by the following documents, which are incorporated by reference in this Current Report on Form 8-K: (a) Amendment Agreement No. 6, including the Amended Facility, which was filed as an exhibit to TPG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, (b) the Shared Collateral Pledge Agreement, which was filed as an exhibit to TPG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, (c) the Note Purchase Agreement, which is filed as Exhibit 10.1 hereto, and (d) the Pledge and Security Agreement, which is filed as Exhibit 10.2 hereto. Furthermore, the foregoing description of the sale of PMI Australia and the related transactions contemplated thereby is qualified in its entirety by reference to the TPG’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on August 15, 2008, October 28, 2008 and December 22, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

June 3, 2009	By:	/s/ Andrew D. Cameron

Name: Andrew D. Cameron
Title: Group Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Note Purchase Agreement, between The PMI Group, Inc. and PMI Mortgage Insurance Co., dated as of May 29, 2009.
10.2	Pledge and Security Agreement, between The PMI Group, Inc. and Bank of America, N.A., dated as of May 29, 2009.
99.1	The PMI Group, Inc. Press Release, dated May 29, 2009.